Exhibit 10.2
LEASE AGREEMENT
     LEASE AGREEMENT (this “Lease”) dated December 29, 2004, between The Chefs’ Warehouse Leasing Co., LLC, a New York limited liability company with an address at 1300 Viele Avenue, Bronx, New York 10474 (“Landlord”) and Dairyland USA Corporation, a New York corporation with an address at 1300 Viele Avenue, Bronx, New York 10474 (“Tenant”).
     1. BASIC LEASE PROVISIONS
          1.1. Leased Premises. Landlord owns the real property at 1300 Viele Avenue, Bronx, New York 10474 (the “Property”). Landlord hereby leases to Tenant, and Tenant leases from Landlord, the Property and building located thereon (the “Building,” and collectively with the Property, the “Premises”). The Premises includes the land upon which the Building stands and any part or parts thereof utilized for parking, landscaped areas or other areas or improvements used in connection with the Building, and the Building.
          1.2. Term. This Lease shall have a term of ten years beginning on December 29, 2004 (the “Commencement Date”), and ending December 31, 2014 (the “Term”). Each “Lease Year” shall commence on December 1 and end on December 31, with the exception of the First Lease Year which shall begin on the date Tenant takes occupancy of the Premises.
          1.3. Condition of Premises. Landlord shall deliver, and Tenant shall accept, the Premises in “as-is” condition. Tenant acknowledges that, prior to the date hereof, Tenant has inspected the Premises, is acquainted with its condition and accepts the Premises in its present condition.
     2. RENT
          2.1. Rent. Rent shall accrue hereunder from the first day of the Term. Tenant shall pay Landlord base rent at the annual rate of $950,000, subject to cumulative annual increases effective the first day of each Lease Year of 3.5% (“Base Rent”). The Base Rent plus the “Additional Rent” (defined in Section 2.2 below) together shall constitute the “Rent.” Base Rent is payable by Tenant in advance, in equal monthly installments as indicated above. All monthly installments of Base Rent shall be due and payable, without demand and without set-off, on the first day of each calendar month during the Term. Base Rent due for any partial month shall be prorated based on the actual number of days in the month in question.
          2.2. Additional Rent. In addition to Base Rent, Tenant shall pay, as “Additional Rent,” (i) all Taxes (defined in Section 5.1 below), (ii) Landlord’s hazard, liability or other insurance premiums, (iii) maintenance charges and all other costs and expenses associated with the operation of the Premises, including but not limited to those costs and expenses related to Tenant’s garbage removal and snow removal for Tenant’s parking and walk areas, and (iv) electric, gas and water charges. Landlord shall have the same remedies for non-payment of Additional Rent as Landlord has for non-payment of Base Rent. If not otherwise provided for herein, any Additional Rent payable to Landlord under applicable provisions of this Lease shall be paid within 20 days of demand. It is the parties’ intention and expectation that, for all purposes, this shall be a “triple net” lease.
          2.3. Payment. On signing this Lease, Tenant shall pay Landlord $N/A, representing the proportionate Base Rent for the two days of the month of December, 2004. Tenant shall pay Landlord all amounts it is required to pay to Landlord hereunder, whether for Rent or otherwise, at the place designated for the delivery of notices to Landlord pursuant to Section 17.
     3. USE
          (a) The Premises shall be used as a warehouse and wholesale distribution facility in connection with Tenant’s specialty food distribution business, with ancillary administrative and executive offices, and for no other purpose.

          (b) Tenant shall not use or occupy the Premises in any manner which in the reasonable judgment of Landlord would (i) violate any laws or regulations of public authorities or other Requirements (defined below), (ii) make void or voidable any insurance policy then in force with respect to the Building or (iii) increase the insurance rate for the Building or any property located therein to an amount great than the rate in effect prior to the commencement of Tenant’s occupancy.
          (c) Tenant shall not at any time use or occupy the Premises in violation of (i) the certificate of occupancy or (ii) any special permit issued for the Building, Tenant’s portion thereof or Tenant’s use of the Premises.
     4. REQUIREMENTS
          4.1. Compliance with Requirements of Law. Tenant currently is in compliance with and shall be responsible for maintaining compliance with requirements of all laws, including environmental laws, rules, regulations, ordinances, orders and licenses, whether enacted prior to or after the date hereof (“Requirements”) of all state, federal, municipal and local governments and any direction of any public officer pursuant to law (each a “Governmental Authority”) with respect to or arising out of Tenant’s conduct of its business and the use or manner of use of the Premises. Tenant shall not use the Premises for any illegal purpose or for any purpose for which all necessary permits, licenses or authorizations have not validly been issued in accordance with applicable Requirements. Tenant shall obtain and at all times maintain in good standing all licenses, permits or authorizations in accordance with all Requirements which are necessary to Tenant’s conduct of its business at the Premises (“Permits”).
          4.2 Abatement of Nuisances. Tenant shall at its expense comply with all Requirements requiring the correction, prevention and abatement of nuisances connected with Tenant’s use or occupancy of the Premises.

     5. TAXES
          5.1. Definitions. As used herein, “Taxes” shall mean the real estate taxes, assessments (special or otherwise), sewer rents, rates and charges, and any other governmental charges, general, specific, ordinary or extraordinary, foreseen or unforeseen, levied on a calendar year or fiscal year basis against the Real Property. If at any time during the Term the method of taxation prevailing at the date hereof shall be altered so that there shall be levied, assessed or imposed in lieu of, or as an addition to, or as a substitute for, the whole or any part of the taxes, levies, impositions or charges now levied, assessed or imposed on all or any part of the Real Property (i) a tax, assessment, levy, imposition or charge based upon the rents received by Landlord, whether or not wholly or partially as a capital levy or otherwise, (ii) a tax, assessment, levy, imposition or charge measured by or based in whole or in part upon all or any part of the Real Property and imposed on Landlord, (iii) a license fee measured by the rent payable by Tenant to Landlord or (iv) any other tax, levy, imposition, charge or license fee however described or imposed, then all such taxes, levies, impositions, charges or license fees or any part thereof, so measured or based, shall be deemed to be Taxes.
          5.2. Payment of Taxes.
          (a) Tenant shall pay any and all Taxes levied or assessed against the Premises. Landlord shall provide Tenant copies of the tax bills, and Tenant shall pay to Landlord or directly to the taxing authority (as instructed by Landlord) the amount shown on such bills within ten days of receipt. If Landlord requests, on the first day of each month, in addition to and together with the monthly installment of Base Rent, Tenant shall pay Landlord on account of Tenant’s Share of future increases in Taxes an amount equal to 1/12 of the amount shown on the most recent tax bills, subject to adjustment for subsequent increases in Taxes. Landlord’s failure to furnish the tax bills shall not affect Tenant’s obligation to pay Taxes.

          (b) Taxes shall be prorated between Landlord and Tenant to the extent that the Lease commencement and termination dates do not correspond to the particular fiscal year for the imposition and payment of Taxes. The obligations of Landlord and Tenant under the provisions of this Article shall survive the expiration or any sooner termination of the Term.
     6. TENANT’S MAINTENANCE AND REPAIRS
          6.1. Tenant’s Maintenance. Tenant shall maintain and keep the entire Premises in good order and repair, at Tenant’s sole cost and expense, and shall perform all repairs it is required to make hereunder promptly. Tenant’s responsibility hereunder shall include structural repairs, including but not limited to roof leaks, roof replacement, and maintenance, repair and replacement of all doors, windows and garage doors in Tenant’s portion of the Premises. At the end of the Term, Tenant shall deliver the Premises to Landlord in good order and condition, reasonable wear and tear excepted, except in the case of fire or other casualty permitting Landlord the right to terminate this Lease.
          6.2. Landlord’s Right to Repair. If within 30 days after the receipt of notice from Landlord, Tenant fails to make the repairs it is required herein to make or fails to begin to complete same with due diligence, Landlord may (but shall not be obliged to) make the necessary repairs, and the expense incurred by Landlord in that connection shall be payable as Additional Rent. Landlord also may complete, at Tenant’s expense without notice to Tenant, any and all repairs which Tenant is herein obligated to make which Landlord believes to be of an emergency nature requiring immediate attention.
     7. ALTERATIONS
          7.1. No Right to Alter. Tenant shall have no right to make any alteration, addition, repair or improvement to the Premises without the prior written consent of the Landlord, which shall not be unreasonably withheld or delayed.

          7.2. Alteration Permits. All alterations and improvements made by Tenant shall conform to all Requirements. At Tenant’s request and at its sole cost, Landlord shall apply for or join with Tenant in applying for all such permits as may be necessary for the completion of any alteration to the Premises by Tenant and shall execute and deliver to Tenant all such consents as may be needed to comply with all Requirements. Upon completion of any such alterations and improvements, Tenant shall obtain all such certificates, permits or other licenses as are necessary under applicable Requirements in connection with the use and occupancy of the Premises.
     8. LIENS
          Tenant shall not (and shall not cause or permit a third party to) create or place any lien or encumbrance of any kind upon the Premises.
     9. UTILITIES.
          9.1. Utility Services. Tenant shall make arrangements with each utility company and public body to provide, in Tenant’s name, electricity, telephone, heat, and water service necessary for Tenant’s use of the Premises.
          9.2. Payment. Tenant shall pay directly to the companies furnishing utility service the cost of all service connection fees and the cost of all utilities consumed by Tenant throughout the Term. Tenant’s obligations for the payment of the costs incurred for utilities that serve the Premises prior to the termination of this Lease shall survive termination hereof.
     10. INSURANCE
          10.1. Tenant’s Insurance Obligations. Tenant shall carry and maintain, at its sole cost and expense, a broad form comprehensive general liability or commercial general liability policy insuring Landlord and Tenant against any liability arising out of the ownership, use, occupancy or maintenance of the Premises and a property and casualty insurance policy covering the Premises and improvements thereon. In addition, during any time that Tenant conducts any construction at the Premises, Tenant shall maintain in effect a Builder’s All-Risk policy of casualty and liability insurance.
          10.2. Insurance Policies. All of the policies required to be obtained by Tenant pursuant to the provisions of this Article 10 shall be with companies authorized to do business in New York and otherwise reasonably acceptable to Landlord. Each policy shall permit the release in Section 10.3 below.
          10.3. Release of Liability. Landlord and Tenant hereby release each other from any and all liability or responsibility to each other or any one claiming through or under them by way of subrogation or otherwise, or any loss or damage caused by fire or any of the extended coverage casualties, even if such fire or other casualty shall have been caused by the fault or negligence of Landlord or Tenant or of any one for whom they may be responsible, provided that this release shall be effective only with respect to loss or damage occurring during such time as Landlord’s and Tenant’s policies of insurance shall contain a clause or endorsement to the effect that such release shall not adversely affect or impair such policies or breach the right of Tenant or Landlord (as the case may be) to recover thereunder. Each party shall have such a clause or endorsement included in its policy and shall pay any cost of same.
     11. ASSIGNMENT AND SUBLETTING
          Tenant shall not assign, mortgage or encumber this Lease, or sublease any portion of the Premises, without Landlord’s consent, which Landlord shall not unreasonably delay or withhold. Tenant shall have the unrestricted right to assign or sublease the Premises to any entity affiliated by common ownership with Tenant.

     12. SUBORDINATION.
          This Lease and the lien hereof upon the Premises, and all rights of Tenant hereunder, shall at all times be subject and subordinate to the lien of any mortgage or mortgages which now affects, or may hereafter, affect the Premises, and to all the renewals, modifications, consolidations, replacements and extensions thereof. The recording of any such mortgage or mortgages shall automatically create the priority hereinabove described, but Tenant shall upon request execute, acknowledge and deliver to Landlord any instruments which are necessary to subordinate this Lease and all rights hereunder to the lien of any such mortgage.
     13. SURRENDER.
          Upon the expiration or sooner termination of the Term of this Lease, Tenant shall surrender the Premises in good condition, reasonable wear and tear and casualty excepted. If Tenant elects to remove its trade fixtures, furniture, equipment and other personal property installed in the Premises prior to the expiration or earlier termination of this Lease, Tenant shall repair any damage to the Premises resulting from or caused by such removal.
     14. LANDLORD’S REPRESENTATIONS AND OTHER AGREEMENTS.
          14.1. Quiet Enjoyment. Upon paying the Rent herein set forth and performing its other covenants and agreements herein set forth, Tenant shall peaceably and quietly have, hold and enjoy the Premises for the Term without hindrance or molestation from Landlord, subject to the terms and provisions of this Lease. Upon any sale of the Premises or Landlord’s estate therein, or the assignment of Landlord’s interest under this Lease, Tenant shall look to each respective succeeding grantee or assignee for the performance of Landlord’s obligations under this Lease, provided such succeeding assignee assumes all performance and other obligations of Landlord under this Lease.

          14.2. Ownership of Premises. Landlord warrants and represents that it is the sole owner possessing good and marketable title to the Premises. Landlord has full right and authority to execute this Lease for the Term, upon the conditions herein contained.
     15. EVENTS OF DEFAULT
          The following events shall be deemed to be events of default by Tenant under this Lease:
          15.1. Failure to Pay Rent. If Tenant shall fail to pay any Rent when due.
          15.2. Bankruptcy. If there shall be commenced by Tenant a voluntary case under the Federal Bankruptcy Code or under any other applicable federal or state bankruptcy, insolvency or other similar law, or if there shall be entered a decree or order for relief by a court having jurisdiction in respect of Tenant under any involuntary case under the Federal Bankruptcy Code or under any other applicable federal or state bankruptcy, insolvency or similar law which is not withdrawn or dismissed within 60 days after filing, or if there shall be appointed any arrangement for a receiver, liquidator, assignee, custodian, trustee, sequestrator, conservator or similar official of or for Tenant or for any substantial part of Tenant’s property which is not terminated in 60 days.
          15.3. Assignments for Creditors; Attachments. If Tenant makes an assignment for benefit of its creditors, or petitions for or submits this Lease under a writ of execution or attachment.
          15.4. Failure to Comply with Lease Terms. If Tenant fails to comply with any other term, provision or covenant of this Lease, and does not cure such failure within 15 days after notice, unless such failure is of a nature that cannot be completely cured or remedied within 15 days, provided that Tenant shall have diligently commenced curing such default within such 15 day period and shall continue thereafter with reasonable diligence and in good faith to proceed to remedy or cure such default, then Tenant shall be permitted a reasonable additional period of time to remedy or cure such default.
     16. LANDLORD’S REMEDIES
          Upon the occurrence of an event of default, Landlord shall have the right to terminate this Lease, and at any time thereafter to recover possession of the Premises or any part thereof and expel and remove therefrom Tenant and any other person occupying the same, by any lawful means, and repossess the Premises. Landlord shall also be entitled to recover from Tenant any deficiency between the Rent and the net amount, if any, of the rents collected on account of the leases(s) of the Premises for each month of the period which would otherwise have constituted the balance of the Term. The foregoing are without prejudice to any of the remedies that Landlord may have under this Lease, at law or in equity by reason of Tenant’s default or of such termination.
     17. NOTICES AND CONSENTS
          All notices, consents, approvals and other communications required or permitted to a party under this Agreement shall be in writing and shall be delivered personally to, sent by any national overnight courier or mailed first class certified mail, return receipt requested, to the respective party at the address set forth on the first page of this Lease. Any item delivered in accordance with the provisions of this Section shall be deemed to have been delivered (i) on the date of personal delivery, (ii) on the business day following the date sent by overnight courier or (iii) on the fifth day following the date on which it was so mailed, as the case may be. Addresses for notices may be changed, as provided herein.
     18. SIGNS
          Tenant may erect and maintain, at its sole cost and expense, one or more signs, subject to the provisions of this Section. The sign shall comply with all Requirements, and the covenants, restriction and agreements, if any, affecting the Building on the Premises. Tenant shall maintain such sign in good repair, and upon termination of this Lease, Tenant shall, at its sole cost and expense, remove the sign or signs and repair any damage caused by erection, maintenance or removal of same.
     19. MISCELLANEOUS
          19.1. Singular and Plural. Words of gender used in this Lease shall be held and construed to include the other gender, and words in the singular number shall be held to include the plural, unless the context otherwise requires.
          19.2. Binding Effect. The terms, provisions, covenants and conditions contained in this Lease shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, legal representatives, successors and permitted assigns, except as otherwise herein expressly provided.
          19.3. Choice of Law. This Lease shall be governed by New York law.
          19.4. Captions. The captions inserted in this Lease are for convenience only and in no way define, limit or otherwise describe the scope or intent of this Lease, or any provision hereof, or in any way affect the interpretation of this Lease.
          19.5. Estoppel Certificates. Tenant agrees from time to time, within ten days after request of Landlord, to deliver to Landlord or to any lender providing financing for the Premises an estoppel certificate stating that this Lease is in full force and effect, the date to which Rent has been paid and the unexpired Term, acknowledging that there are no uncured defaults on the part of Landlord (or specifying such defaults, if any as are claimed by Tenant), and containing such other information pertaining to this Lease and may be reasonably requested by Landlord.

          19.6. Amendments. This Lease may not be altered, modified, changed or amended except by an instrument in writing signed and dated by both parties hereto.
          19.7. Entire Agreement. This Lease constitutes the entire understanding and agreement of Landlord and Tenant with respect to the subject matter of this Lease, and contains all of the covenants and agreements of Landlord and Tenant with respect thereto. Landlord and Tenant each acknowledge that there are no representations, promises or agreements by Landlord or Tenant, or anyone acting on behalf of Landlord or Tenant, which are not contained herein.
          19.8. Waivers. The waiver by Landlord or Tenant of any term, agreement or condition herein contained shall not be deemed to be a waiver of any subsequent breach of the same or any other term, agreement or condition herein contained. The subsequent acceptance of Rent hereunder by Landlord shall not be deemed to be a waiver of any preceding breach by Tenant of any term, agreement or condition of this Lease, other than the failure of Tenant to pay the particular Rent so accepted, regardless of Landlord’s knowledge of such preceding breach at the time of acceptance of such Rent.
          19.9. Broker’s Fees. Landlord and Tenant each represent and warrant as to itself that it has dealt with no broker, agent or other person in connection with this transaction. Landlord and Tenant each agree to indemnify and hold the other harmless from and against any claims arising from a breach of the foregoing representations, such indemnity to include the reasonable attorneys’ fees and disbursements of the indemnified party.
     20. DESIGNATION AS LEASE.
          Despite the designation of this document as a Lease, the same shall be deemed to be a sublease for so long as the lease agreement dated December 29, 2004 between the New York City Industrial Development Agency and The Chefs’ Warehouse Leasing Co., LLC, as owner of the Premises, entered into in connection with Landlord’s acquisition and financing of the Premises, remains in effect.
          IN WITNESS WHEREOF, the parties hereto have executed this Lease on the date first above written.

The Chefs’ Warehouse Leasing Co., LLC		Dairyland USA Corporation

By:	/s/ Dean Facatselis	By:	/s/ John D. Pappas
	Name: Dean Facatselis		Name: John D. Pappas
	Title: Manager		Title: Vice President

LEASE
The Chefs’ Warehouse Leasing Co., LLC
as Landlord
and
Dairyland USA Corporation
as Tenant

Premises:	1300 Viele Avenue
Bronx, NY 10474

Dated:	December 29, 2004